UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2021

TRUENORTH QUANTUM INC.

(Exact name of registrant as specified in its charter)

Nevada	333-208978	98-1253258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5428 South Regal Street #30954, Spokane, WA	99223-8079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 400-6927

UNITED ROYALE HOLDINGS CORP.

2 Campbell Drive, Suite 307C

Uxbridge, Ontario, Canada L9P 1H6
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	URYL	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 29, 2021, TrueNorth Quantum Inc., a Nevada corporation formerly known as United Royale Holdings Corp. (the “Registrant”) closed its acquisition of TrueNorth Quantum Inc., (“TNQ” or the “TrueNorth”) a corporation existing under the laws of the Province of Alberta, Canada pursuant to the Exchange Agreements, Support Agreement and Trust Agreement disclosed in the Registrant’s Current Report filed October 13, 2021, which description is incorporated herein by reference.

As a result of the foregoing, the Registrant directly owns approximately 6.19% of TrueNorth from the acquisition of TrueNorth shares from non-Canadian shareholders on a 1:14 basis with such TrueNorth shareholders receiving 14 newly issued shares of the registrant for every 1 share of TrueNorth exchanged. The remaining interests in TrueNorth are held by ExchangeCo (as defined in the October 13th Current Report). TrueNorth Canadian shareholders received 14 newly issued preferred shares of ExchangeCo (“Exchangeable Shares”) for every 1 share of TrueNorth exchanged. The common shares of Exchanco are wholly owned by Callco (as defined in the October 13 Current Report) and Callco is wholly owned by the Registrant. Canadian TrueNorth shareholders now holding Exchangeable Shares may exchange their Exchangeable Shares in ExchangeCo for common shares in the Registrant on a 1:1 basis. The registrant has issued approximately 9,053,338 Common Shares to non-Canadian TrueNorth shareholders. Presuming that all Exchangeable Shares are exchanged for Common Shares of Registrant, registrant shall have issued approximately 155,030,890 Common Shares, before adjustments for any stock splits or forwards, in exchange for its Acquisition of TrueNorth.

Pursuant to the Trust Agreement (as defined in the October 13 Current Report), holders of Exchangeable Shares of ExchangeCo (former TrueNorth Canadian shareholders) have the beneficial right to vote in matters of the Registrant via a Series A Preferred Share of the Registrant, par value $0.0001 per share (the “Super Voting Share”), to be held by TSX Trust Co (“Trustee”) in trust until such time as ExchangeCo’s Exchangeable Shares shall have been fully exchanged for Common Shares of Registrant (“Common Shares”), at which time the Super Voting Share shall be automatically cancelled. Until such time as the Super Voting Share is cancelled, it will have the number of votes equal to one (1) vote plus the number of Exchangeable Shares outstanding as of any given record date for determining stockholders entitled to vote. Trustee agreed to vote in accordance with instructions it receives from the TrueNorth Shareholders. The Super Voting Share is entitled to vote at all meetings of the stockholders of the Registrant at which the holders of the Registrant’s Common Shares are entitled to vote, and with respect to any written consents sought by the Registrant from the holders of such Common Shares. The Super Voting Share is not convertible nor entitled to receive dividends or distributions upon the liquidation or winding up of the Registrant.

Pursuant to the Support Agreement (defined in the October 13 Current Report), the Registrant agreed (i) to place certain limitations on its ability to declare dividends, issue additional securities, reclassify or reorganize its capital stock, and conduct certain transactions outside the ordinary course of business, (ii) to reserve sufficient unissued Common Shares to allow for the exchange of all Exchangeable Shares, and (iii) not to initiate or attempt to cause the voluntary liquidation, dissolution or winding up of ExchangeCo, until such time as there are no more Exchangeable Shares not held by the Registrant or its affiliates outstanding.

As part of the acquisition of TrueNorth, the Registrant has agreed to directly issue to Trustate International Inc. (“Trustate”) 14,000,000 Common Shares of Registrant in exchange for the compensation due Trustate for its sale of certain patents to TrueNorth following closing.

It should be noted that the Registrant’s Chairman and CEO, Gary Bartholomew, was an officer and director of TrueNorth until he resigned from such positions in February 2021. Further, Mr. Bartholomew’s 2,383,334 in TrueNorth were cancelled upon closing of the registrant’s acquisition of TrueNorth and he did not receive any additional shares of Registrant as a result of the acquisition.

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DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references in this Report to “we”, “us”, “our”, or the “Company” are to the consolidated business of Registrant and its subsidiaries, including TrueNorth.

Prior Operations of TrueNorth Quantum

TrueNorth Quantum Inc., was incorporated October 10, 2018, in the Province of Alberta, Canada, and on October 30, 2018, acquired 100% of the shares of TrueNorth CX Inc., a corporation under the laws of the Province of Ontario. TrueNorth CX Inc. is now a wholly-owned subsidiary of TrueNorth Quantum Inc.

With the acquisition of TrueNorth CX Inc, TrueNorth acquired the source code for the cryptocurrency exchange and trading platform which will be rewritten to be compatible with the Company’s proprietary platform called the Northern Shield adding to the existing capability of the platform.

Current Operations of TrueNorth Quantum

History and Organizational Structure

TrueNorth Quantum Inc. was incorporated October 10, 2018, in the Province of Alberta, Canada, and on October 30, 2018, acquired 100% of the shares of TrueNorth CX Inc., a corporation under the laws of the Province of Ontario. TrueNorth CX Inc. is now a wholly-owned subsidiary of TrueNorth Quantum Inc.

TrueNorth CX Inc. (formerly 2120315 Ontario Inc.) was incorporated in Ontario, Canada on November 28, 2006, and was primarily focused on research and development of emerging technologies and business innovation. The original corporation, 2120315 Ontario Inc was renamed to TrueNorth CX Inc., on February 23, 2018, as the focus shifted to cryptocurrency trading platform technology. Subsequently, TrueNorth CX Inc. was acquired by TrueNorth Quantum Inc., contributing the crypto-trading platform to the overall platform strategy of TrueNorth Quantum Inc., called the Northern Shield.

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Summary of Current Business

TNQ has developed a highly scalable, institutional-grade cloud platform called the Northern Shield that enables the rapid build and scale of decentralized applications across many industries. The Northern Shield is the convergence of Security, Blockchain, AI, and Big Data into a single platform we call Web 3.0. TNQ has started to work with application development companies to adapt or build their application using the Northern Shield. The Northern Shield is offered as a Platform as a Service (PaaS) offering a complex and highly secured and managed system reducing the cost of industry scale application development for disruption in Healthcare, Fintech, AgTech, Wellness as shown in Figure 1. These industries are transforming to a decentralized architecture enabling the Northern Shield to disrupt the way business is done today. TNQ has numerous engagements to build applications using the Northern Shield, allowing for highly secured and insured capability with a global scale running on the blockchain.

Figure 1: Target applications and industry verticals for the Northern Shield

In addition to offering the Northern Shield as a PaaS, we offer full application development to the business that has the disruptive idea but needs a strong technical partner to implement their decentralized vision. This contract software development service is offered on a fixed price basis based on the Statement of Work mutually agreed to in a services contract.

TNQ may also take an equity stake through the investment of cash and in-kind for emerging disruptive startups that need the North Shield to take advantage of the current market opportunity. Start-ups in the industry market space like Healthcare, Medtech, Fintech, AgTech are emerging every day and TNQ will find the most promising to partner with.

Key Strengths and Strategy for Growth

Reducing the time to market. The upfront investment and project risk by leveraging the Northern Shield will enable success and the rate of disruption. To build industry-scale applications using Web 3.0 technologies can be 10’s of millions of dollars and many years to get this reliably to market. By using the Northern Shield, the application developer can reduce development cost by a factor of 5x, reduce time to market by a factor of 5x, and reduce risks of managing complexity within the core undying technologies while staying focused on their domain expertise. TNQ becomes the application builder’s technical partner providing the entire infrastructure for rapid development and deployment.

With the market evolving as fast as it is, developers cannot be in the development phase for 2 years. They cannot also implement a lightweight minimal viable product (MVP) and then be forced to throw it away and start again as the application adoption scales and begins to fail. Using the Northern Shield enables the application MVP to be developed in months, launched in the market at a global scale, and facilitates a managed evolution of functionality and scale while delivering industry disruption with no downtime.

As TNQ enables rapid deployment on a global scale with minimal investment we are the business partner, core technology partner to the disruptive business. As such offering the Platform as a Service, we share in the transaction revenue taking risks alongside our partners if their business doesn't scale or succeed. This risk is mitigated by speed to market, first-mover advantage, and minimal investment to scale. We expect to diversify the risk of disruption by working with many companies actively disrupting across multiple industry sectors.

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Vendors and Customers

Vendors:

Redoki Inc: (Background IP License): The Northern Shield was created starting with technology from Redoki Inc. on a core full-stack, microservices, and API technology that has been enhanced by TNQ to adapt blockchain, AI, quantum-proof security, and company-built applications like Digital Custody and a secured Blockchain Transaction Execution. We will license the technology from Redoki, called the background IP, whereas the specific North Shield enhancements and applications are called the foreground IP. Redoki also provides support services to the licensed stack and provides application design services.

IBM Hybrid Cloud: The Northern Shield will leverage the IBM Hybrid cloud which integrates public cloud services, private cloud services and on-premises infrastructure and provides orchestration, management and application portability across all three. The result is a single, unified and flexible distributed computing environment where an organization can run and scale its traditional or cloud-native workloads on the most appropriate computing model.

EvolutionQ Inc: Consulting Services organization in the field of quantum computing, quantum cryptography, quantum proofing security, security audit, and algorithmic software development. EvolutionQ is based out of the University of Waterloo’s Institute for Quantum Computing. EvolutionQ is led by world-leading scientists, Dr. Michele Mosca, Dr. Norbert Lütkenhaus & Dr. David Jao who understands the solutions for cybersecurity now and into the future when Quantum Computing becomes prevalent.

Carbon Design Inc: Marketing services company assisting in overall messaging and strategy, web and social media implementation and management.

Customers:

The following is a sample of the clients TNQ will be servicing once fully operational:

Qanik DX Inc. a MedTech company that is disrupting the laboratory testing market with a mobile laboratory and at-home mini-Lab measuring blood biomarkers and viruses in saliva. TNQ has entered into a funding agreement to take an equity stake in Qanik DX and has entered into a non-binding Term Sheet to develop the Qanik DX Data cloud for patient data, its mobile app, and security infrastructure. AI of which will run on the Northern Shield under a revenue share licensing agreement. TNQ will operate the platform and manage the ongoing application development for Qanik DX.

Phytonomous Inc. an AgTech company that has developed a mobile laboratory for hemp and cannabis growers and delivers real-time molecular results as the plant is growing and provides quality control scanning in real-time for mold, mildew, spores, and chemicals that would nullify their organic certification. All real-time test data is connected in real-time to the Northern Shield and will deliver insights as the plant grows, is cured and extracted into the final product. The goal is to deliver pharma-grade quality while preserving the whole plant at the molecular level. TNQ has entered into a non-binding term sheet to develop the application, license the Northern Shield and provide ongoing application and platform support

Social4orce Inc., a FinTech company that has developed a product called Human Velocity. This disruptive fintech play decentralizes venture capital investing making everyone a venture capital investor in early-stage start-up companies. It's called the Bloomberg of Startups, providing real-time data on each start to be used for making investing decisions. TNQ has entered into a term sheet to develop the application, license the Northern Shield and provide ongoing application and platform support.

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GO Nutraceuticals Inc., a Wellness company that has developed a novel single-step infusion and extraction process for hemp and marijuana infused with seed oils and botanicals. GO will offer a wellness app to track patient symptoms against CBDA and or THCA whole plant consumption to create a community of patients with similar conditions and outcomes. The ability to match molecular composition to health outcomes is the application running on the Northern Shield using Big Data/AI for outcomes and Blockchain/Security for securing the patient data into a Non Fungible token determining how the data can be used for research and product development. TNQ has entered into a non-binding term sheet to develop the application, license the Northern Shield and provide ongoing application and platform support

TNQ is in discussions with many application development companies and intends to select the applications that have the greatest scaling and revenue opportunity.

Industry Overview

Decentralized technology as a concept continues to gain momentum, fueled by the growth of blockchain technology in the cryptocurrency and decentralized finance industries. Following growth in the past year in the financial sectors other industries are beginning to see early adoption of this technology to fuel growth and innovation, however widespread adoption has yet to take hold. While Gartner predicted in 2019 that 60% of CIOs expected some adoption of blockchain by 2022, enterprise funding for blockchain lagged versus other enterprise applications in 2019 and 2020. Several factors prevent widespread adoption of blockchain by enterprise IT organizations, including:

1.	Development time and investment is higher than traditional infrastructure due to the decentralized nature of the technology, the constantly evolving standards for building applications, and the lack of technology resources available to execute.
2.	Industry applications of decentralized technology require not only industry domain knowledge, but also the technical capabilities required to build a decentralized foundation, including data management, data processing, business protocols, and security protections.
3.	Scaling and upgrading technology, once built, requires high levels of maintenance to ensure backwards compatibility as the technology advances and adds new features.
4.	Regulatory and privacy policies vary globally and are continually evolving to address new technology challenges (over 100 countries have privacy laws in place in 2021), creating constant backlog and compliance work for global application developers.
5.	Security and crypto crime threats such as ransomware, malware require continual monitoring and maintenance to prevent data breaches or disruption of business.
6.	Quantum computers are 5 to 10 years away and pose a huge threat to the current security systems and IT infrastructures.

Without addressing the multiple barriers to entry innovation in transactionally dependent industries, new technology solutions from start-ups and enterprises alike are unlikely to. The market need for a comprehensive, flexible platform that provides a layer of technology to address these needs becomes apparent.

Competition and Market Share

Current technology service providers in the decentralized space are only able to satisfactorily address one or two of the barriers to entry, while traditional Platform-as-a-Service providers have not invested in supporting decentralized application development at scale. Competitors may emerge as cryptocurrency and financial exchange technology companies expand capabilities to accommodate a variety of transactional use cases, data sources and business protocols. Currently, TNQ’s primary competitors include:

In-house development teams - Due to the immaturity of the decentralized and distributed ledger technology standards, most start-up innovators looking to create disruptive applications must build the underlying infrastructure and connective technology between database providers, AI tools, transaction processing using in-house or temporarily outsourced teams of developers. This effort is time consuming and requires a wide breadth of expertise among the development team to address security, business rules, scalability, etc., issues that may arise.

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Blockchain-as-a-service (BaaS) providers –Blockchain platforms are emerging platforms and are being used for generalized distributed value exchange. While most experts still have loosely defined criteria for this category of technology providers, Gartner began to define two emerging provider categories that will enable more widespread adoption of blockchain in the enterprise, these categories are defined as trusted integration brokers and blockchain abstraction platforms. Both categories provide a middleware layer to “shield enterprise users from the backend technical complexity of blockchain.”

Source: Gartner (https://blogs.gartner.com/avivah-litan/2021/01/13/3-blockbuster-blockchain-trends-in-2021/)

Marketing

Our marketing efforts will focus on strategic customer acquisition and co-marketing in our growth target segments: Fintech (banking, trading, ePayments), Healthcare, Medtech, and Agtech. We have initial customer partnerships in each of these industries, which will provide a foundation for demonstrating the advantages and possibilities for innovation in these sectors.

Marketing campaigns will target start-ups and innovators in key sectors who are seeking technology partners to help navigate the regulatory and technical barriers which are currently slowing the pace of innovation in these industries. TrueNorth Quantum will position itself as the technology platform that speeds innovation, secures data and transactions, and enables speed to market for industry innovators.

Research and Development

Technology Overview:

The technology underpinning the Northern Shield, (the “platform”) is a mature architecture that implements a framework with a number of advanced characteristics. Secure distributed microservices are used with an advanced data protection and messaging system that provides a fundamental platform capability allowing for secure distributed transactions governed by unified and agreed upon policies, workflows, contracts, governance, audit, and authorization frameworks.

Microservice Approach:

The system is composed of high-level domain specific microservices that communicate with high level goal-oriented instructions. They are in turn supported by progressively lower level microservices, eventually terminating with a microservice bridge to a 3rd party API. The communications model between these microservices is known as a ‘fifth-generation language’ where the system is instructed to reach a goal, and can work to solve that goal without being specifically programmed to do it. By encoding domain expertise at the top level of the microservice model a layer of conceptual orchestration is achieved whereby each microservice ‘expert’ builds a team of peer experts, and under each expert are lower level experts, eventually reaching more traditional low-level microservices. This approach allows for modeling complex business rules in ways that are understandable, testable, auditable, and verifiable. This is not the approach taken by most API’s, which are uniformly low-level with audit trails that do not clearly resemble the actual operation being performed. Indeed, many ‘smart contracts’ in emerging crypto currencies are expressed as esoteric machine language whose correct operation and auditability is limited to a very small set of experts.

Distributed Computing, Distributed Transactions

The platform implements a distributed computing and processing model that has been designed to lower two risks: participant reliability and participant compromise. In any multi-party transaction a participant might be unreliable and fail. Compensating transactions are required for recovery and roll-back. A participant’s device might be compromised where an adversary might be able to observe and modify everything that is in memory, potentially stealing secrets, modifying data, or injecting operations. A key aspect of the system design is enabling secure transactions on untrusted or potentially compromised devices. Since, in theory, any single device might be unreliable or compromised, operations may need to be performed that do not reveal all secret information to a single device. If a particular transaction's risk requires being secure even if one device is compromised, multiple devices can be used as a group to facilitate a transaction with no single point of failure or disclosure being mathematically possible. For some transactions, where risk is low and throughput is high 1 to 3 nodes may be used. If higher levels of assurance are required, more nodes collectively perform the operation. This is akin to fault-tolerant disk arrays, but applied to performing operations on information on n > 1 nodes for greater assurance.

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Data Management

Most contemporary applications today enforce security policies at API points, and those points are typically mostly server-side. The microservice nature of the TrueNorth Quantum framework implements this as well as both message and data security. Each data object is applied with security labels that enforce security policies. Operations like reading, or modifying an object can only be performed by those possessing the appropriate cryptographic keys as each information object and message in the system is end-to-end encrypted at the object level (not just the stream level). Current applications typically only encrypt data at the stream level, meaning as soon as sensitive data is processed by an API it is decrypted and available. Operations performed on information are immutable, meaning each modification of information creates a new immutable object with a full private blockchain that can trace its origins. To lower time to market without compromising security, scalability and governance the platform provides a set of mature microservices currently in use by several governments and large financial organizations across the world as shown in Figure 2.

API Services

The framework implementation is ‘isomorphic’ in that the API’s and code that runs server-side is the same that runs in client web browsers and mobile devices. In other words, the mobile and web clients are not ‘watered down’ view engines, but implement the entire transactional security model. An isometric approach enables lower cost testing and formal validation as well as empowering devices to participate in more complex peer-to-peer (e.g. mobile to mobile) transactions that have the full benefits and assurances that the framework provides. Additionally, specific API services adapters encapsulate 3rd party API’s and facilitate policy-based, audited access. All interchanges between 3rd party API’s is a potential risk point and the system is designed to monitor the data flows and update a real-time risk model for all access for multiple perspectives ranging from the call, the transaction, the identities / participants, regulatory policies, etc… The ability to enforce, in real time, dynamic behavior-based policies based on real-time risk models is designed to increase the observability and assurances of all parties involved in a transaction.

TrueNorth Quantum Services

TNQ builds on this advanced architecture to offer a number of microservice ‘experts’ in areas of market-analysis, risk analysis, clearing (settlement), trade planning and coordination, liquidity, and execution.

Figure2: Example North Shield architecture and Blockchain Trade execution application built using the Northern Shield

All these services leverage common identity, authorization, and security that can enforce complex business rules and governance processes on data as it crosses different devices and trust domains.

Why build on a Framework:

A common approach to modern application development is to have teams with different skill sets implement different layers of an application. Data engineers focus on scalable back-end databases, application engineers implement scalable APIs, and front-end engineers implement web and mobile UI. Across all these layers different technologies are used but common across them are integrity, security, and regulatory requirements that must be consistently applied across the application domain.

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When new applications are developed the initial decisions of overall system architecture and technology stacks affect the long-term scalability, security, and ultimately the business viability of the implementation. Many projects start with a goal to deliver a rapid time to market and focus on a goal on a minimum viable product (“MVP”). An MVP can introduce serious compromises in scalability, security, and maintainability. Any failures in these errors can represent insurmountable challenges to the survivability of an organization. In many cases, an MVP could not be adopted by a large-scale enterprise like a financial institution due to the many deficiencies.

The above pattern is likely familiar to anyone investing in new software projects. There comes a point where the MVP / version 1.0 of products becomes a risk requiring a second, often larger, investment in 'reworking' the system with 'lessons learned'.

What if large enterprise systems could skip this phase and not have to be reworked? What if globally distributed systems could be secure, scalable, and regulatory optimized from day one? What if the large institution can prototype new decentralized applications with minimal risk and participate in the disruption verse being disrupted?

Northern Shield Platform Architecture

In 1996 a group of investors and software entrepreneurs working on software systems with the Department of Defense began developing a next-generation systems architecture for highly distributed, secure, scalable, and fault-tolerant mission-critical systems. The intent of the team was to build a set of best-in-class re-usable application building blocks and patterns that enable rapid time-to-market without the usual compromises in quality, security, and governance. Since then, numerous successful businesses have benefited from leveraging the architecture and subsequent implementations and refinements of this architecture have produced a mature enterprise platform for the rapid deployment of highly scalable and trustable systems.

Some innovations include:

- secure distributed microservices 25 years before they were commercially popularized

- data-responsive systems which react to changes in information 15 years before

- distributed objects, transactions, consensus, and state management

- unified security protections that travel with the data it protects

The Northern Shield, instead of focusing on data tiers, computer tiers, and presentation layers instead is architected around protecting the data and operations that can be performed on the data. Core identity, session, authorization, and transactional services mediate all access to data and a private blockchain implements an audit record of all operations on data across its lifecycle.

Additional mature services have emerged over the last decade that encompass and accelerate large-scale data analytics, visualization, and workflow -- all necessary components of modern data-centric architectures.

The platform provides system application architects and domain experts with a means to design systems to a high standard, shaving potentially years and millions of dollars of costs off development.

Intellectual Property and Patents

The Northern Shield is the core intellectual property of the Company. Through the unrestricted license of the background IP from Redoki, the Northern Shield was developed to integrate the blockchains, quantum-proof security, blockchain transaction execution, and digital custody. The Company is exploring patent opportunities in quantum-proof algorithms and decentralized computing.

The Company has entered into an agreement to acquire two issued patents owned by TruState International Inc., a Barbados holding company. Such patents are security software patents issued by the USA Patent and Trademark office and provide patent protection for secured private browsing one to one and one to many servers.

Fiscal Year

Upon Closing, TNQ changed its fiscal year end from October 31 to December 31 to match URYL.

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Employees

The Company has no employees and due to COVID measures is working strictly with contractors and consultants. All external engagements are secured with agreements governing confidentiality and proprietary rights. Once back to work authorizations are granted and the Company feels it’s safe to gather, it will consider an office and hiring full-time staff.

Government Regulation

In the USA and other countries globally, governmental regulation is evolving daily and could represent a risk to the business model of TNQ, or conversely improve the regulations to speed adoption of decentralized applications. Recently in the USA, the Biden administration has been very active in increasing regulation around cryptocurrency with the following agencies invoking change or commenting:

The Federal Deposit Insurance Corporation officially published its request for information about how banks are using digital assets and what the federal regulator could do to assist entities.

New Acting Comptroller of the Currency Michael Hsu announced he had ordered his staff to review all pending matters and interpretive guidance issued under the Trump administration (read: former Acting Comptroller Brian Brooks) before revealing in a congressional hearing the Office of the Comptroller of the Currency, the Federal Reserve and the Federal Deposit Insurance Corporation were discussing a potential interagency group to examine crypto policy.

Federal Reserve Chairman Jerome Powell reiterated the Fed’s first research paper about a digital dollar would be published this summer, and he believes a U.S. central bank digital currency should prioritize consumer privacy and protection. Securities and Exchange Commission Chairman Gary Gensler warned that bad actors in crypto should prepare for enforcement actions.

It is expected that significant oversight will be enacted in 2021 and 2022 which will be a call for better security, privacy, consumer protection, transparency and reporting all of which is core functionality of the Northern Shield Platform. The institutionalization of decentralized applications will create a barrier of entry for minimal viable products, requiring significant investment in the technology stack, highly specialized security and encryption engineers and capital investment. Delivering this as a Platform as a Service will accelerate the adoption of the TNQ platform.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

RISK FACTORS

As a smaller reporting company, we are not required to provide this information.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

The following discussion of TrueNorth’s financial condition and results of operations is based upon and should be read in conjunction with TrueNorth’s consolidated financial statements and their related notes included in this Report. This report contains forward-looking statements. Generally, the words “believes”, “anticipates”, “may”, “will”, “should”, “expect”, “intend”, “estimate”, “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

Business Overview

TrueNorth Quantum Inc. has developed a highly scalable, institutional-grade cloud platform called the Northern Shield that enables the rapid build and scale of decentralized applications across many industries. The Northern Shield is the convergence of Security, Blockchain, AI, and Big Data into a single platform we call Web 3.0. TNQ has started to work with application development companies to adapt or build their application using the Northern Shield. The Northern Shield is offered as a Platform as a Service (PaaS) offering a complex and highly secured and managed system reducing the cost of industry scale application development for disruption in Healthcare, Fintech, AgTech, Wellness as shown in Figure 1. These industries are transforming to a decentralized architecture enabled by the Northern Shield to disrupt the way business is done today. TNQ has numerous engagements to build applications using the Northern Shield, allowing for highly secured and insured capability with a global scale running on the blockchain.

Figure 1: Target applications and industry verticals for the Northern Shield

In addition to offering the Northern Shield as a PaaS, we offer full application development to the business that has the disruptive idea but needs a strong technical partner to implement their decentralized vision. This contract software development service is offered on a fixed price basis based on the Statement of Work mutually agreed to in a services contract.

TNQ may also take an equity stake through the investment of cash and in-kind for emerging disruptive startups that need the North Shield to take advantage of the current market opportunity. Start-ups in the industry market space like Healthcare, Medtech, Fintech, AgTech are emerging every day and TNQ will find the most promising to partner with.

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Significant Accounting Policies

TrueNorth prepares its financial statement in accordance with generally accepted accounting principles in the United States, which requires TrueNorth to make estimates and assumptions that affect the reported amounts of its assets and liabilities, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. TrueNorth continues to evaluate these estimates and assumptions that it believes to be reasonable under the circumstances. TrueNorth relies on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of TrueNorth’s accounting policies require higher degrees of judgment than other in their application.

This section should be read together with the Summary of Significant Accounting Policies included as Note [2] to TrueNorth’s consolidated financial statements included herein.

Results of Operations

Comparison of the three months ended July 31, 2021 and July 31, 2020

The following table provides certain selected financial information for the periods presented:

	Three months ended
	July 31,
	2021	2020	Changes

Operating expenses
Selling, general and administrative	$25,685	168	$25,517
Professional fees	78,970	–	78,970
Total Operating expenses	104,655	168	104,487
Other expenses	$(3,294)	$–	$(3,294)
Net Loss	$(107,949)	$(168)	$(107,781)

Net loss for the three months ended July 31, 2021 increased by approximately $107,781 to $107,949 as compared to $168 for the nine months ended July 31, 2020 due to an increase in operating expenses and other expenses.

Operating expenses for the three months ended July 31, 2021 increased by $104,487 compared to the three months ended July 31, 2020 attributed to the increase in legal fees, auditing fees, accounting fees, consulting fees and marketing cost.

Other expenses for the three months ended July 31, 2021 was comprised primarily of interest expense on the convertible notes and promissory notes.

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Comparison of the nine months ended July 31, 2021 and July 31, 2020

The following table provides certain selected financial information for the periods presented:

	Nine months ended
	July 31,
	2021	2020	Changes

Operating expenses
Selling, general and administrative	$31,707	892	$30,815
Professional fees	95,748	–	95,748
Total Operating expenses	127,455	892	126,563
Other expenses	$4,668	$–	$4,668
Net Loss	$(132,123)	$(892)	$(131,231)

Net loss for the nine months ended July 30, 2021 increased by $131,231 to $132,123 as compared to $892 for the nine months ended July 31, 2020 due to an increase in operating expenses and other expenses.

Operating expenses for the nine months ended July 31, 2021 increased by $126,563 compared to the nine months ended July 31, 2020 attributed to the increase in legal fees, auditing fees, accounting fees, consulting fees and marketing cost.

Other expenses for the nine months ended July 31, 2021 was comprised primarily of interest expense on the convertible notes and promissory notes.

Comparison of year ended October 31, 2020 to year ended October 31, 2019

The following table provides certain selected financial information for the periods presented:

	Year ended
	October 31,
	2020	2019	Changes

Operating expenses
Selling, general and administrative	$5,942	$96,121	$(90,179)
Professional fees	–	17,674	(17,674)
Management consulting fees - related party	–	30,030	(30,030)
Research and development	–	36,417	(36,417)
Total Operating expenses	5,942	180,243	(174,301)
Net Loss	$(5,942)	$(180,243)	$174,301

Net loss for the year ended October 31, 2020 decreased by approximately 97% to $5,942 as compared to $180,243 for the year ended October 31, 2019 due to a decrease in operating expenses.

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Operating expenses for the year ended October 31, 2020 decreased by $174,301 compared to the year ended October 31, 2019 mainly due to the decrease in selling, general and administrative, research and development, management consulting fees and professional fees. The decline in operations in 2020 was impacted by Covid-19 which halted operational activities.

Liquidity and Capital Resources

The following table provides selected financial data about us as of July 31, 2021, October 31, 2020 and October 31, 2019.

	July 31,	October 31,	October 31,
	2021	2020	2019

Cash	$119	$251	$112
Current Assets	$31,083	$36,442	$10,142
Current Liabilities	$364,898	$145,118	$114,067
Working Capital Deficiency	$(333,815)	$(108,676)	$(103,925)

As of July 31, 2021, working capital deficiency increased to $333,815 from $108,676 as of October 31, 2020 due to an increase in current liabilities and a decrease in current assets. The increase in current liabilities was mainly due to an increase in convertible notes payable of $215,000 and an increase in promissory notes payable of $10,818. The decrease in current assets was due to a decrease in prepaid expense and deposits.

As of October 31, 2020, working capital deficiency increased to $108,676 from $103,925 as of October 31, 2019 due to an increase in current liabilities. The increase in current liabilities was mainly due to an increase in promissory notes payable of $26,280 (CAD35,000).

Our stockholders’ deficit increased to $235,815 as of July 31, 2021 from $108,676 as of October 31, 2020 and from $103,925 as of October 31, 2019.

Accumulated deficit increased to $1,071,548 as of July 31, 2021 from $939,425 as of October 31, 2020 and from $933,483 as of October 31, 2019.

Cash Flow

	Nine months ended
	July 31,
	2021	2020	Changes

Cash flows used in operating activities	$(138,549)	$(52)	$(138,497)
Cash flows used in investing activities	$(98,000)	$–	$(98,000)
Cash flows provided by financing activities	$223,974	$–	$223,974
Effects on changes in foreign exchange rate	$12,443	$(2)	$12,445
Net Changes in Cash	$(132)	$(54)	$(78)

	Year ended
	October 31,
	2020	2019	Changes

Cash flows used in operating activities	$(25,960)	$(113,982)	$88,022
Cash flows used in investing activities	$–	$–	$–
Cash flows provided by financing activities	$26,100	$114,530	$(88,430)
Effects on changes in foreign exchange rate	$(1)	$(560)	$559
Net Changes in Cash	$139	$(12)	$151

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Cash Flow from Operating Activities

For the nine months ended July 31, 2021, net cash used in operating activities was $138,549 compared to $52 for the nine months ended July 31, 2020.

Cash flows used in operating activities for the nine months ended July 31, 2021 of $138,549 was comprised of a net loss of $132,123, which was increased by net change in non-cash operating working capital of $6,426. Cash flows used in operating activities for the nine months ended July 31, 2020 of $52 was comprised of a net loss of $892, which was decreased by net change in non-cash operating working capital of $840.

For the year ended October 31, 2020, net cash used in operating activities was $25,960 compared to $113,982 for the year ended October 31, 2019.

Cash flows used in operating activities for the year ended October 31, 2020 of $25,960 was comprised of a net loss of $5,942, which was increased by net change in non-cash operating working capital of 20,019. Cash flows used in operating activities for the year ended October 31, 2019 of $113,982 was comprised of a net loss of $180,243, which was decreased by net change in non-cash operating working capital of $66,261.

Cash Flows from Investing Activities

For the nine months ended July 31, 2021 and July 31, 2020, net cash used in investing activities was $98,000 and $nil, respectively.

For the nine months ended July 31, 2021, we made equity investments in an unrelated corporation of $98,000 which includes 98,000 units. Each unit consist of one common share and one transferable common share purchase warrant that entitle for purchasing an additional common share at $2 per warrant shares for a term of two years.

We did not have any investing activities during the year ended October 31, 2020 and 2019.

Cash Flows from Financing Activities

We have financed our operations primarily from issuance of convertible notes and promissory notes, issuances of common stock and advances from third parties.

For the nine months ended July 31, 2021 and July 31, 2020, net cash provided by financing activities was $223,974 and $nil, respectively. For the nine months ended July 31, 2021, we had proceeds from issuance of convertible notes of $215,000 and proceeds from issuance of promissory notes of $8,974.

For the year ended October 31, 2020, net cash provided by financing activities was $26,100 from proceeds of a promissory. For the year ended October 31, 2019, net cash provided by financing activities was $114,530 from issuance of common shares.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translations

The Company’s functional currency is in Canadian dollars (“CAD”). All transactions are translated into U.S. dollars in accordance with ASC 830-30, “Translation of Financial Statements,” as follows:

1)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
2)	Equity at historical rates.
3)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income (loss). Gains and losses from foreign currency transactions are included in earnings in the period of settlement.

Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

DESCRIPTION OF PROPERTIES

The Company has been granted office space from its largest shareholder, CyberNorth Ventures Inc, at 2 Campbell Drive, Suite 307C, Uxbridge, Ontario, Canada L9P 1H6. There is no lease for this space and the Company does not pay rent. The Company’s primary office address in the U.S. is 5428 South Regal Street #30954, Spokane, WA 99223-8079, for which it does not have a lease or pay rent. Because most services of the Company can be performed remotely, the Company believes its two spaces are currently sufficient for its operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us as of October 22, 2021 to be the beneficial owner of five (5%) percent or more of our Common Stock, all directors individually and all directors and officers as a group as of the date of this Report, after giving effect to the exchange and the change in control.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 2 Campbell Drive, Suite 307C, Uxbridge, Ontario, Canada L9P 1H6.

Name	Title	Number of Common Shares	% of Common Shares	Number of Series A Preferred Shares	% of Series A Preferred Shares	% of Eligible Votes[1]	Number of Warrants currently exercisable or exercisable in the next 60 days
Gary Bartholomew [2]	CEO, Chairman	109,423,767	36.84%	0	0%	36.84%	0
Witold Ostrenko	Director	0	0%	0	0%	0%	0
Brad Herr	CFO	0	0%	0	0%	0%	0
All officers and directors as a group [3 persons]		109,423,767	36.84%	0	0%	36.84%	0
TSX Trust Co.[3]	Shareholder	0	0%	1	100%	49.15%	0
Terry Yuck[4]	Shareholder	25,200,000	8.50%	0	0%	8.50%

(1)

Applicable percentage of ownership is based on 151,043,725 shares of our Common Stock outstanding as of October 22, 2021, together with securities exercisable or convertible into shares of Common Shares within sixty (60) days of the date of this Report, which includes shares exchangeable for the Exchangeable Shares and totals 145,977,725 shares, for an aggregate of 297,021,277 shares/votes on a fully diluted basis.

As of October 22, 2021, the Super Voting Share was entitled to approximately 145,977,725 votes. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	Gary Bartholomew holds his shares through CyberNorth Ventures Inc., which he wholly owns. Mr. Bartholomew currently holds approximately 72.45% of the Common Shares now outstanding, before accounting for exchange of the Exchangeable Shares for Common Shares of the Registrant; however, his voting control remains at approximately 36.84% due to the Super Voting Share. Note, family members of Mr. Bartholomew beneficially own approximately 18,106,676 additional Common Shares of the Company.

(3)	The Trustee currently holds approximately 49.15% of the votes of the Registrant; however, such voting power will be decreased as individuals holding Exchangeable Shares exchange for Common Shares of the Company, which timing and amount of such exchanges cannot be predicted by the Company.

(4)	Terry Yuck beneficially holds 25,200,000 common shares of the Company via his ownership of 25,200,000 Exchangeable Shares, should Mr. yuck exchange such Exchangeable Shares. 1,866,662 of such Exchangeable Shares are held by Bayside Management Corporation, which is controlled by Mr. Yuck.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of the Company’s directors and officers, their business experience during the last five (5) years, their ages and all positions and offices that they hold with the Company.

Name	Age	Position(s)	Term
Gary Bartholomew	62	CEO and Chairman of the Board	April 7, 2021 - Present
Brad Herr	67	CFO	October 22, 2021 - Present
Witold Ostrenko	74	Independent Director	October 22, 2021 - Present

Family Relationships

There are no family relationships between or among the members of the Board of Directors or other executives.

Biographies

Each of the officers and directors set forth below been appointed to serve the Company in their respective capacities.

Gary Bartholomew – CEO and Chairman of the Board of URYL and TNQ

Gary has built 12 technology companies (5 public and 7 private) creating over $1.5B in market cap, raised over $250 million in equity capital, managed over $3 billion in assets and now is Fund Manager for a global asset management platform of venture capital and structured finance based in Toronto and Waterloo Ontario as well as Cayman. Gary is currently Chairman of four emerging technology companies, public and private.

Gary serves as an officer and/or Chairman/Executive Chairman of several entities: SponsorsOne Inc. (since 2006, Executive Chairman); Qanik DX Inc. (since 2018, Chairman and Interim CTO); TrueNorth Quantum Inc. (since 2018, Chairman and CTO); CyberNorth Ventures Inc. (since 1995, President); GO Nutraceuticals Inc. (since 2018, Chairman); Social4orce Inc. (since 2017, Chairman and CEO); and Phytonomous Inc. (since 2021; Chairman). He was also Executive Chairman of Open Source Health Inc. from 2013 through 2018. Gary received a BSc in Physics and Engineering from the University of Waterloo (Canada) in 1983. In 2001 he was the Founding Advisor of the Master of Business, Entrepreneurship and Technology program, University of Waterloo, Faculty of Engineering. In 2012 he was the Founding Advisor, Undergraduate and Masters Degrees, School of Global Business and Digital Arts., University of Waterloo, Faculty of Arts.

Brad Herr – CFO of URYL and TNQ

Brad Herr has served as the Managing Member of Nexit Opportunities LLC since April 2014, CFO of MJ Harvest (OTCQB: MJHI) since March 2018, and CFO and director of Cannabis Sativa, Inc. (OTCQB: CBDS) since January 2020. Mr. Herr also served as CFO of SponsorsOne, Inc. (OTC: SPONF) from April 2018 to May 2019. MJ Harvest, Inc. acquires and markets products and technologies that are designed to benefit growers and processors in the horticultural and agricultural industries. Cannabis Sativa, Inc.’s primary operations include providing telemedicine online referral services for customers desiring medical marijuana cards in states where medical marijuana has been legalized. SponsorsOne, Inc. is a company that provides digital marketing solutions that connect brands and customers.

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Witold (Wit) Ostrenko – Director of URYL and TNQ

Witold (Wit) Ostrenko is President and Founder of Celerity Investments, Inc., which provides consulting on financial, planning, fundraising, and investments of most notably, not-for-profit large institutions. He is President and Founder of Non-Prophets, Inc., a not for profit 501c.3 corporation dedicated to eliminating poverty among disadvantaged groups; wounded veterans, native American Indians in rehabilitation, single mothers, women college graduates, and African American men 18 years and older to learn to be self-sufficient. Mr. Ostrenko is also the Organizer of World Cafe, helping nonprofit museums to engage with their board of directors, staff, and communities through a conversation technique to plan, evaluate, and execute museum work. Mr. Ostrenko is a director of SponsorsOne, Inc. (OTC: SPONF), a company that provides digital marketing solutions that connect brands and customers.

From 1987 to 2014, Mr. Ostrenko was President and CEO of MOSI Science Center, Inc., responsible for board development, fundraising, long-range and strategic planning. He has accumulated and developed $120 million-dollar capital including a 73-acre site and 318,000 square feet of facilities. He has managed and created $100 million-dollar operating activities including (A) Science Center, (B) Center of Learning, (C) Advent Hospital IMAX Theater, (D) Children’s Science Center- Kids In Charge!, (E) Science Idea Zone, (F) Pre-School and Middle-Grade School, (G) Planetarium, (H) NASA Lunar Colony, and (I) Laboratories, Weather Simulators, and Classrooms.

Legal Proceedings

None of the members of the Board of Directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our Board of Directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by certain of our former executive officers prior to the Exchange in all capacities during the last two (2) completed fiscal years (ended December 31, 2020 and 2019). The following information includes the U.S. dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Teoh Kooi Sooi Former Director, Chief Executive Officer,	2019	60,000	0	0	0	60,000
Principal Financial Officer and Treasurer	2020	18,101	0	0	729	18,830

Jaya C Rajamanickam	2019	0	0	0	0	0
Former President	2020	0	0	0	0	0

Feliana Binti Johny	2019	0	0	0	0	0
Former Secretary	2020	0	0	0	0	0

David Edwin Evans	2019	0	0	0	0	0
Former Chief Operating Officer	2020	0	0	0	0	0

The Registrant’s former Board of Directors, Li Gongming, Teoh Kooi Sooi and Soh Khay Wee resigned on April 7, 2021. On the same day, Teoh Kooi Sooi resigned from the roles of Chief Executive Officer, Chief Financial Officer and Treasurer of the Registrant, David Edwin Evans resigned from the role of Chief Operation Officer of the Company, Liao Lin resigned from the role of Chief Sales Officer of the Company, Jaya C Rajamanickam resigned from the role of President of the Company while Feliana Binti Johny resigned from the role of Secretary of the Company.

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On April 7, 2021, Mr. Gary Bartholomew was appointed as the Director, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer of the Company. On October 22, 2021, Brad Herr was appointed as the Company’s CFO and Witold (Wit) Ostrenko was appointed as an independent director of the Company. No compensation has yet been paid to any of these individuals.

The Registrant currently has no equity awards outstanding. Nonetheless, the Registrant did approve an incentive stock option plan (“ISO Plan”) and a deferred stock unit plan (“DSU Plan”) on October 4, 2021. The descriptions of the ISO Plan and DSU Plan from the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2021 is incorporated herein by reference.

Compensation of Directors

There are no formal agreements to compensate any of the directors for their services.

The following table sets forth director compensation as of December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Teoh Kooi Sooi	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Li Gongming	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Soh Khay Wee	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

There are currently no employment agreements by and between the Company and its employees. Notwithstanding, the Company intends to enter into employment agreements with certain officers in the future, with the terms of such agreements being approved by the board of directors. The Company does not have a compensation committee so all decisions relating to compensation are made by the board as a whole. Our officers and directors are reimbursed for expenses incurred on our behalf. Our officers and directors will not receive any finder’s fee as a result of their efforts to implement the business plan outlined herein. However, our officers and directors anticipate receiving benefits as beneficial stockholders of our Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

During the year ended October 31, 2019, TNQ incurred management consulting fees of $30,030.

During the year ended October 31, 2019, TNQ forgave a related party loan of $40,830.

During the year ended December 31, 2020, the Registrant paid $18,830 and $10,000 to Mr. Teoh Kooi Sooi and Mr. Gongming, its former CEO and Director, as their remunerations of the capacities they held in the Registrant respectively.

As of December 31, 2020, the Registrant’s former Chief Executive Officer, Mr. Teoh had loaned $59,197 to the Registrant to provide working capital for its business operations. The loan is unsecured, non-interest bearing and due on demand.

As of December 31, 2020, the Registrant’s former Director, Mr. Li Gongming had loaned $6,731 to the Registrant to provide working capital for its business operations. The loan in unsecured, non-interesting bearing and due on demand.

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DESCRIPTION OF SECURITIES

The Company’s authorized capital stock currently consists of 600,000,000 shares of Common Stock, par value $0.0001 per share, of which there are approximately 151,043,725 shares of Common Stock issued and outstanding, with an additional 145,977,725 reserved for exchange of Exchangeable Shares held by former TNQ Canadian shareholders. The Company also has 200,000,000 shares of preferred stock authorized, par value $0.0001 per share, with 1 share designated as Series A Preferred Stock and issued and outstanding. The following statements relating to the capital stock set forth the material terms of these securities; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, our Certificate of Incorporation (as amended) and Bylaws, copies of which are attached to this Report.

Common Stock

Each share of Common Stock shall be entitled to one vote at a stockholders meeting, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before a stockholders meeting is not permitted.

The holders of the capital stock of the Company are not be personally liable for the payment of the Company’s debts and the private property of the holders of the capital stock of the Company shall not be subject to the payment of debts of the Company to any extent whatsoever.

Stockholders of the Company do not have any preemptive rights to subscribe for additional issues of stock of the Company except as may be agreed from time to time by the Corporation and any such stockholder.

Preferred Stock

The aggregate number of share of Preferred Stock which the Company has authority to issue is 200,000,000 shares, par value $0.001 per share, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Company.

Series A Preferred Stock

The Company has one (1) share designated as Series A Preferred Stock (the “Super Voting Share”). Until such time as the Super Voting Share is cancelled, it will have the number of votes equal to one (1) vote plus the number of Exchangeable Shares outstanding as of any given record date for determining stockholders entitled to vote. The Super Voting Share is entitled to vote at all meetings of the stockholders of the Company at which the holders of the Company’s Common Stock are entitled to vote, and with respect to any written consents sought by the Company from the holders of such Common Stock. The Super Voting Share shall be automatically cancelled at such time as ExchangeCo’s Exchangeable Shares shall have been fully exchanged for shares of the Company’s Common Stock. The Super Voting Share is not convertible nor entitled to receive dividends or distributions upon the liquidation or winding up of the Registrant.

Dividends

No cash dividends were paid on our shares of Common Stock during the fiscal year ended December 31, 2020 or 2019. We have not paid any cash dividends since June 23, 2015 (inception) and do not foresee declaring any cash dividends on our Common Stock in the foreseeable future. The further issuance of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors.

Transfer Agent

Securities Transfer Corporation, located at 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093, currently acts as our transfer agent and registrar. Securities Transfer Corporation’s phone number is (469) 633-0101.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Registrant’s Common Stock is quoted on the OTCQB under the symbol “URYL].” The following table sets forth on a per share basis for the periods shown, the high and low closing bid prices of our Common Stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Closing Bid Prices	High	Low

Year Ended December 31, 2021
1st Quarter:	$1.80	$1.80
2nd Quarter:	$1.81	$1.55
3rd Quarter:	$1.55	$0.53
Year Ended December 31, 2020
1st Quarter:	$6.08	$2.40
2nd Quarter:	$5.20	$3.75
3rd Quarter:	$6.50	$4.20
4th Quarter:	$6.50	$1.80
Year Ended December 31, 2019
1st Quarter:	$5.01	$4.80
2nd Quarter:	$5.20	$5.03
3rd Quarter:	$5.48	$5.20
4th Quarter:	$6.05	$5.26

When the trading price of the Company’s Common Stock is below $5.00 per share, the Common Stock is considered to be a “penny stock” that is subject to rules promulgated by the SEC (Rule 15-1 through 15g-9) under the Exchange Act. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the SEC’s standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer’s and sales representatives compensation; and (d) providing to customers monthly account statements.

Holders of Common Equity

As of the date of this Report, the Company has an aggregate of approximately 151,043,725 shares of its Common Stock issued and outstanding to approximately 591 stockholders of record.

Securities Authorized for Issuance under Equity Compensation Plans

Options and Warrants

As of the date of this Report, the Company has no outstanding options or warrants.

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RECENT SALES OF UNREGISTERED SECURITIES

On November 25, 2019, the Company completed the issuance and sale of the Shares at a purchase price of $5.58 per share in a private placement to Mr. Teoh Kooi Sooi, our CEO. The Company received gross proceeds in the aggregate amount of $138,758 from Mr. Teoh, which consisted of a cash payment of $64,516 and a loan conversion of $74,242 into the Company’s paid-up capital. The proceeds will be used for working capital purposes and 24,867 shares of our common stock were issued to Mr. Teoh.

There were no unregistered sales of the Registrant’s common stock during the fiscal year ended December 31, 2021 or during the 6 months ended June 30, 2021.

The Registrant issued the Super Voting Share to the Trustee on October 29, 2021.

9,053,338 shares of Common Stock issued to non-Canadian TrueNorth shareholders in exchange for their shares in TNQ on October 29, 2021.

The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

LEGAL PROCEEDINGS

In the normal course of business, we are named as defendant in lawsuits in which claims are asserted against us. In our opinion, the liabilities, if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on our financial position, results of operations or cash flows. As of the date hereof, there is no outstanding litigation with the Company or TrueNorth.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

There are not indemnification provisions in our Articles of Incorporation. Our Bylaws provide as follows:

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosures above in Item 2.01 regarding the issuance by ExchangeCo of Exchange Shares and the issuance by the Company of the Super Voting Share and Common Shares to non-Canadian TrueNorth shareholders. The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01 Change in Control of Registrant

See the disclosures above in Item 2.01 regarding the Exchange. As a result of the Exchange, the TrueNorth Shareholders control approximately 51.73% of the votes of the Company.

Item 5.06 Change in Shell Company’s Status

Prior to the Closing Date, the Company was a shell company, other than a business combination related shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Upon completion of the Exchange, the Company will cease to be a shell company. From and after the Closing Date, the operations of TrueNorth shall be the only operations of the Company

Item 9.01 Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report.

EXHIBIT NO.	DESCRIPTION
2.1	TrueNorth Canadian Exchange Agreement (3)
2.2	TrueNorth Non-Canadian Exchange Agreement (3)
3.1(a)	Articles of Incorporation of the Registrant (1)
3.1(b)	2018 Name Change Amendment (2)
3.1(c)	2021 Name Change and Series A Share Amendment (3)
3.2	Bylaws of the Registrant (2)
3.3	Articles of Incorporation of TrueNorth
9.1	TrueNorth Trust Agreement (3)
10.1	TrueNorth Support Agreement (3)
10.2	Incentive Stock Option Plan (3)
10.3	Deferred Stock Unit Plan (3)
10.4	TruState Patent Agreement

[Any material contracts to be included]
23.1	Consent of Auditor
99.1	Interim Unaudited Financial Statements of TNQ for the nine months ended July 31, 2021 and 2020
99.2	Audited Financial Statements of TNQ for the fiscal year ended October 31, 2020 and 2019
99.3	Proforma Financial statements of TNQ

(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-208978) filed with the SEC on January 13, 2016 and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with SEC on February 15, 2018 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with SEC on October 13, 2021 and incorporated herein by reference.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2021

TRUENORTH QUANTUM INC.

By:	/s/	Gary Bartholomew
Name:		Gary Bartholomew
Title:		CEO

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